UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

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PROXY STATEMENT

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
505 Main Street, P.O. Box 667
Hackensack, New Jersey 07602

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NOTICE OF ANNUAL MEETING OF HOLDERS
OF SHARES OF BENEFICIAL INTEREST
April 4, 2007

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TO THE HOLDERS OF SHARES OF BENEFICIAL INTEREST OF
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

The Annual Meeting of the holders (the “Shareholders”) of shares of beneficial interest without par value (the “Shares”) of First Real Estate Investment Trust of New Jersey (the “Trust”) will be held on Wednesday, April 4, 2007, at the Trust’s executive offices, 505 Main Street, Hackensack, New Jersey at 7:30 p.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect two (2) Trustees for terms of three (3) years or until their successors have been elected and qualified;

2.
To consider and act upon an amendment to the First Real Estate Investment Trust of New Jersey Equity Incentive Plan (the “Equity Incentive Plan”) reserving an additional 300,000 Shares for issuance thereunder;

3.	To consider and act upon an amendment to the Equity Incentive Plan extending the term of the Equity Incentive Plan until September 10, 2018; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Shareholders of record at the close of business on February 19, 2007 are entitled to notice of and to vote at the meeting.

JOHN A. AIELLO
Secretary

Hackensack, New Jersey
February 28, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

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PROXY STATEMENT

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General Information

This Proxy Statement is furnished to the holders (the “Shareholders”) of shares of beneficial interest without par value (the “Shares”) of First Real Estate Investment Trust of New Jersey (the “Trust”) in connection with the solicitation of proxies for use at the Annual Meeting of the Shareholders to be held on Wednesday, April 4, 2007 and any adjournment or postponement thereof (the “Annual Meeting”), pursuant to the accompanying Notice of Annual Meeting of Holders of Shares of Beneficial Interest. The Shares represent beneficial interests in the Trust, and the Shares are the only authorized, issued and outstanding class of equity of the Trust. A form of proxy for use at the Annual Meeting is also enclosed. The Trust anticipates mailing this Proxy Statement to its Shareholders beginning on February 28, 2007. The executive offices of the Trust are located at 505 Main Street, Hackensack, New Jersey 07602.

Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the Secretary of the Annual Meeting. Presence at the Annual Meeting does not of itself revoke the proxy. All Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions therein. Proxies submitted without indication will be voted FOR the nominees for Trustee named in this Proxy Statement, FOR the amendment of the First Real Estate Investment Trust of New Jersey Equity Incentive Plan (the “Equity Incentive Plan”) reserving an additional 300,000 Shares for issuance thereunder, and FOR the amendment of the Equity Incentive Plan extending the term of the Equity Incentive Plan until September 10, 2018. The Board of Trustees of the Trust (the “Board of Trustees”) is not aware, at the date hereof, of any matters to be presented at the Annual Meeting other than the election of Trustees and the amendments to the Equity Incentive Plan as described in this Proxy Statement, but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

The cost of preparing, assembling and mailing the proxy materials is to be borne by the Trust. Proxies for use at the Annual Meeting are being solicited by the Board of Trustees. It is not anticipated that any compensation will be paid for soliciting proxies and the Trust does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail. Members of the Board of Trustees and executive officers of the Trust (“Executive Officers”) may also, without additional compensation, solicit proxies, personally or by mail, special letter, telephone, telegraph, facsimile transmission or other electronic means.

Voting Securities

The only voting securities entitled to vote at the Annual Meeting are the Shares. Each Share entitles its owner to one vote on an equal basis. 6,750,652 Shares were issued and outstanding on the record date, February 19, 2007. Only Shareholders of record on the books of the Trust at the close of business on February 19, 2007 are entitled to notice of and to vote at the Annual Meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

A plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required in order to elect the nominees for Trustee. The proxy card provides space for a Shareholder to withhold his or her vote for a nominee to the Board of Trustees. The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote is required to approve each amendment to the Equity Incentive Plan.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, authority withheld for the nominees for Trustee, abstentions and broker non-votes. Any proxy submitted and containing any abstention or a broker non-vote will not be counted as a vote cast with respect to the election of Trustees, the amendments to the Equity Incentive Plan or any other matter to which it relates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of February 19, 2007 with respect to beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial interests in the Trust, as represented by the Shares, for each Trustee, nominee for Trustee, and Executive Officer of the Trust. The only persons who beneficially own five percent (5%), or more, of the Shares are four (4) Trustees named in the table below.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	(A) Aggregate Number of Shares Beneficially Owned (l)	(B) Number of Shares Acquirable within 60 Days (2)	(C) Aggregate Number of Shares Deemed to be Beneficially Owned (Column A plus Column B)	(D) Percent of Class

Robert S. Hekemian (3)	447,019(4)	--	447,019	6.6%
Donald W. Barney (3)	255,840 (5)	84,000	339,840	5.0%
Herbert C. Klein, Esq. (6)	359,512 (7)	--	359,512	5.3%
Ronald J. Artinian (6)	469,516 (8)	--	469,516	7.0%
Alan L. Aufzien (6)	32,000	--	32,000	(9)
John A. Aiello, Esq. (10)	--	--	--	--
All Trustees, Nominees for Trustee and Executive Officers as a group (6 persons)	1,563,887	84,000	1,647,887	24.1%

(1)	Except as otherwise indicated, all of the Shares are held beneficially and of record.

(2)	Shares subject to currently exercisable options granted under the Trust’s Equity Incentive Plan.

(3)	A Trustee and Executive Officer of the Trust.

(4)
Includes 74,392 Shares held by Mr. Hekemian’s wife, with respect to which Mr. Hekemian disclaims beneficial ownership. Also includes (i) 87,472 Shares held by the Hekemian & Co., Inc. Pension Plan of which Mr. Hekemian is a trustee and a participant, (ii) an aggregate of 105,364 Shares which are held by certain partnerships in which Mr. Hekemian is a partner, (iii) 14,196 Shares held in certain trusts for which Mr. Hekemian is a trustee and one trust in which Mr. Hekemian is a beneficiary, and (iv) 46,740 Shares held by the Robert and Mary Jane Hekemian Foundation, Inc. of which Mr. Hekemian is the President, all of such Shares with respect to which Mr. Hekemian disclaims beneficial ownership thereof except to the extent of his pecuniary interest in the pension plan, partnerships and trusts.

(5)
Includes (i) 46,928 Shares held by Mr. Barney’s wife, with respect to which Mr. Barney disclaims beneficial ownership, and (ii) 68,988 Shares held by the Estate of Irene B. Barney, of which Mr. Barney is the executor.

(6)	A Trustee of the Trust.

(7)
Includes 189,156 Shares held by Mr. Klein’s wife and 27,000 Shares held in the Krieger charitable trust of which Mr. Klein’s wife is trustee, with respect to both of which Mr. Klein disclaims beneficial ownership. Also includes 3,240 Shares held by The Herbert & Jacqueline Klein Family Foundation, Inc.

(8)
Includes 95,048 Shares which are in a family trust with respect to which Mr. Artinian disclaims beneficial ownership except to the extent of his pecuniary interest in such trust. Also includes 3,800 Shares which are held by Mr. Artinian’s son and 1,100 Shares which are held by Mr. Artinian’s daughter, with respect to which Mr. Artinian disclaims beneficial ownership.

(9)	Shares beneficially owned do not exceed one percent (1%) of the Trust’s issued and outstanding Shares.

(10)	An Executive Officer of the Trust.

ELECTION OF TRUSTEES

The Board of Trustees governs the Trust. The Declaration of Trust provides that the Board of Trustees will consist of not fewer than five (5) nor more than nine (9) Trustees.

The Board of Trustees has fixed the number of Trustees at five (5). The term of two (2) Trustees shall expire at the Annual Meeting. In order to allow the Board of Trustees to be able to strike a balance with respect to the number of Trustees whose terms are expiring at each annual meeting of the Shareholders, the Declaration of Trust authorizes the Board of Trustees to designate whether the term of a nominee for Trustee shall either be two (2) years or three (3) years at the time a Trustee is nominated for election.

Nominees

Consistent with the recommendation of the Nominating Committee, the Board of Trustees has nominated each of Ronald J. Artinian and Alan L. Aufzien for election at the Annual Meeting to a three (3) year term as a Trustee to commence at the Annual Meeting.

Ronald J. Artinian and Alan L. Aufzien are currently members of the Board of Trustees, with their terms of office scheduled to expire as of the date of the Annual Meeting. Please see the section captioned “Board of Trustees” below for a description of the business experience of and other relevant information with respect to Ronald J. Artinian and Alan L. Aufzien.

It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of Ronald J. Artinian and Alan L. Aufzien to three (3) year terms as Trustees. Should Mr. Artinian or Mr. Aufzien be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment, and any such person elected in the place of Mr. Artinian or Mr. Aufzien shall be elected to a three (3) year term as a Trustee. Management of the Trust is not aware of any reason why Mr. Artinian or Mr. Aufzien, if elected, would be unable to serve as a Trustee.

The Board of Trustees recommends a vote FOR the election of Ronald J. Artinian and Alan L. Aufzien to three (3) year terms as Trustees.

Board of Trustees

The members of the Board of Trustees of the Trust are:
Name	Age	Year First Elected to the Board of Trustees

Robert S. Hekemian	75	1980
Donald W. Barney	66	1981
Herbert C. Klein, Esq.	76	1961
Ronald J. Artinian	58	1992
Alan L. Aufzien	77	1992

Robert S. Hekemian has been active in the real estate industry for more than fifty-three (53) years. Mr. Hekemian has served as Chairman of the Board and Chief Executive Officer of the Trust since 1991, and as a Trustee since 1980. From 1981 to 1991, Mr. Hekemian was President of the Trust. From June 24, 2002 through January 15, 2003, Mr. Hekemian served as Chief Financial Officer of the Trust. As Chairman and Chief Executive Officer of the Trust, Mr. Hekemian provides the general, day to day, management of the Trust. His current term as a member of the Board of Trustees is scheduled to expire in April 2008. Mr. Hekemian devotes approximately fifty percent (50%) to sixty percent (60%) of his time to perform his duties as an Executive Officer of the Trust. Since 1983, Mr. Hekemian has also been the Chairman of the Board and Chief Executive Officer of Hekemian & Co., Inc., a real estate brokerage and management company which manages the Trust’s properties (“Hekemian & Co.”). See the section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement. Mr. Hekemian is a director of Pascack Community Bank. He is also a director, a partner and an officer in numerous private real estate corporations and partnerships.

Donald W. Barney has served as President of the Trust since 1993, as Treasurer and Chief Financial Officer of the Trust since 2003, and as a Trustee since 1981. His current term as a member of the Board of Trustees is scheduled to expire in April 2009. Mr. Barney devotes approximately fifteen percent (15%) of his time to perform his duties as an Executive Officer of the Trust. Mr. Barney was associated with Union Camp Corporation, a diversified manufacturer of paper, packaging products, chemicals and wood products, from 1969 through 1998 in various positions, including Vice President and Treasurer. Mr. Barney is a director of Hilltop Community Bank. He is also a partner and director in several private real estate investment companies.

Herbert C. Klein, Esq., has served continuously as a Trustee since 1961 except for the two (2) year period from January 1993 to January 1995, when Mr. Klein served as an elected member of the United States Congress, House of Representatives, for the 8th Congressional District of New Jersey. His current term as a member of the Board of Trustees is scheduled to expire in April 2009. From 1991 through the end of 1992, Mr. Klein served as President of the Trust. Mr. Klein has been an attorney since 1956 with a practice devoted to real estate, corporate matters and government relations. Since January 1999, Mr. Klein has been a Partner in the law firm of Nowell Amoroso Klein Bierman P.A., with offices located in Hackensack, New Jersey and New York City. See section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement. Mr. Klein is a former member of the New Jersey State Assembly. Mr. Klein is a partner and principle in numerous private investment real estate companies.

Ronald J. Artinian has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2007. From 1989 to 1998, Mr. Artinian was an investment banker with Smith Barney, Inc., including positions as a Managing Director and National Sales Manager. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor.

Alan L. Aufzien has served as a Trustee since 1992. His current term as a member of the Board of Trustees is scheduled to expire in April 2007. Since 1986, Mr. Aufzien has been Chairman and Managing Partner of The Norall Organization, an investment company. From 1980 to 1998, Mr. Aufzien was a partner in the Meadowlands Basketball Association, t/a New Jersey Nets (Member of the National Basketball Association), and was its Chairman and Chief Executive Officer, and then its Secretary and Treasurer, as well as a member of its Board of

Directors. Since 1986, Mr. Aufzien has also been the Chairman and Chief Executive Officer of New York Harbour Associates, a real estate developer.

Meetings of the Board of Trustees

During the fiscal year ended October 31, 2006, the Board of Trustees held eleven (11) meetings. During fiscal 2006, each incumbent member of the Board of Trustees attended more than seventy-five percent (75%) of the aggregate number of (i) meetings of the Board of Trustees, and (ii) meetings of the committees of the Board of Trustees on which he served. John A. Aiello, Secretary and Executive Secretary of the Trust, attends meetings of the Board of Trustees and each of its committees in a non-voting capacity.

Trustee Attendance at Annual Meeting

The Trust encourages all of the Trustees to attend the Annual Meeting, and expects that all Trustees will attend the Annual Meeting absent a valid reason such as a scheduling conflict. All of the Trustees attended the Annual Meeting of Shareholders held on April 11, 2006.

Committees of the Board of Trustees

The Board of Trustees has three (3) standing committees: Executive Committee, Nominating Committee and Audit Committee.

(a)	Executive Committee

The Executive Committee of the Board of Trustees is authorized to make policy and certain business decisions during any interval between meetings of the Board of Trustees. All decisions of the Executive Committee are reported to the Board of Trustees on a regular basis. During fiscal 2006, the members of the Executive Committee were, and currently are, identical to the current members of the Board of Trustees, and accordingly, it was not necessary for the Executive Committee to separately meet during fiscal 2006. Mr. Hekemian is the Chairman of the Executive Committee.

(b)	Nominating Committee

The Nominating Committee is authorized to identify, evaluate and recommend to the Board of Trustees prospective nominees for Trustee, periodically review the Trust’s governance guidelines and make recommendations to the Board of Trustees from time to time as to matters of governance. The Nominating Committee also periodically reviews the performance of the Board of Trustees and its members and makes recommendations to the Board of Trustees on the number, function, and composition of the Board of Trustees and the committees of the Board of Trustees, and on the terms of the Trustees. The Nominating Committee’s charter is included as Appendix A to the proxy statement for the 2006 annual meeting which can be viewed at www.sec.gov.

The Nominating Committee is authorized to review the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Trustees. This would include a review of the nominee’s business judgment, skill and experience, the nominee’s understanding of the Trust’s business and industry and other related industries, the nominee’s integrity, reputation and independence, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Trustees and the Trust and its Shareholders. With respect to any nominee up for re-election to the Board of Trustees, the Nominating Committee is authorized to consider the nominee’s performance on the Board of Trustees before nominating the Trustee for re-election at an annual meeting. The Trust does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will also consider candidates for Trustee recommended by the Shareholders. The process by which a Shareholder may suggest a candidate to be nominated for election to the Board of Trustees can be found in the section of this Proxy Statement entitled “Shareholder Proposals and Recommendations for Nomination of Trustees.” The Nominating Committee will apply the same criteria described above in reviewing and evaluating the qualifications of any candidate recommended by a Shareholder; provided, that it remains in the sole discretion of the Nominating Committee whether any such potential nominee suggested by a Shareholder is recommended by the Nominating Committee to the Board of Trustees.

The current members of the Nominating Committee of the Board of Trustees are Robert S. Hekemian and Herbert C. Klein. Although Mr. Klein meets the requirements for independence set forth in the definition of “independent director” promulgated by the National Association of Securities Dealers, Inc. (“NASD) and approved by the Securities and Exchange Commission (“SEC”), Mr. Hekemian is not considered independent under the NASD’s definition of “independent director” since he is an Executive Officer of the Trust. In 2006, the Nominating Committee acted by unanimous written consent to recommend to the Board of Trustees that Ronald J. Artinian and Alan L. Aufzien be nominated for re-election as a Trustee at the Annual Meeting to three (3) year terms.

(c)	Audit Committee

The current members of the Audit Committee of the Board of Trustees are Ronald J. Artinian, Alan L. Aufzien and Herbert C. Klein. Mr. Artinian is the Chairman of the Audit Committee. Each of Mr. Artinian and Mr. Aufzien satisfies the audit committee qualifications under the NASD listing standards and is independent, as independence for audit committee members is defined in the NASD listing standards. Although Mr. Klein meets the requirements for independence set forth in the NASD definition of “independent director,” he does not meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1) because the law firm of Nowell, Amoroso, Klein, Bierman, P.A., in which Mr. Klein is currently a partner, has received and will continue to receive legal fees from the Trust for legal services provided and to be provided to the Trust. See the Section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.” Accordingly, Mr. Klein does not satisfy the independence requirement for qualification as an audit committee member under the NASD listing standards. Mr. Klein had resigned from the Audit Committee in January 2003, upon a determination that he would not satisfy the independence requirement of the audit committee qualifications under the NASD listing standards. However, the Board of Trustees reappointed Mr. Klein to the Audit Committee in June 2003 since the Board of Trustees believes that his background and experience and the valuable contributions that he makes to the Audit Committee sufficiently mitigate any concerns arising out of the fact that he does not satisfy the independence requirement of the audit committee qualifications under the NASD listing standards.

The Audit Committee held six (6) meetings during fiscal 2006. The Audit Committee selects the independent registered public accounting firm (the “Independent Auditors”) to audit the books and accounts of the Trust. In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the Independent Auditors. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of the Trust’s financial and operating controls.

Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board of Trustees believes that the members of the Trust’s Audit Committee may not qualify as Audit Committee Financial Experts.

Each of Mr. Artinian, Mr. Aufzien and Mr. Klein has made significant contributions and provided valuable service to the Trust and its Shareholders as members of the Audit Committee. The Board of Trustees believes that each of Mr. Artinian, Mr. Aufzien and Mr. Klein has demonstrated that he is capable of (i) understanding accounting principles generally accepted in the United States of America (“GAAP”), (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) understanding financial statements and analyzing and evaluating the Trust’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rule adopted by the SEC. Given the business experience and acumen of Mr. Artinian, Mr. Aufzien and Mr. Klein and their long standing service as members of the Board of Trustees and its various committees, including the Trust’s Audit Committee, the Board of Trustees believes that each of Mr. Artinian, Mr. Aufzien and Mr. Klein is qualified to carry out all duties and responsibilities of the Trust’s Audit Committee.

The Board of Trustees believes that one of its members, Mr. Barney, would qualify as an Audit Committee Financial Expert. Mr. Barney resigned from the Audit Committee in connection with his appointment to the office of Treasurer of the Trust and his assumption of the role of Chief Financial Officer of the Trust. As Chief Financial Officer of the Trust, Mr. Barney has made and will continue to make the certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) the Trust’s financial statements and other financial information included in periodic reports filed with the SEC, (ii) the Trust’s disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to the Trust, and (iii) the Trust’s internal controls and the adequacy of the design and operation of such internal controls. As a certifying officer of the Trust, Mr. Barney will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications. The Board of Trustees believes that it is important to maintain independence between the Audit Committee and the certifying officers of the Trust, and that the significance and importance of maintaining such an independent relationship outweigh the importance of having a person who technically satisfies the definition of an Audit Committee Financial Expert serve on the Audit Committee.

At this time, the Board of Trustees does not believe that it is necessary to actively search for an outside person to serve on the Board of Trustees who would qualify as an Audit Committee Financial Expert.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

The Audit Committee meets each quarter during the fiscal year with the Trust’s Independent Auditors and members of Hekemian & Co. and focuses on the following areas:

a.	the adequacy of the Trust’s internal controls and financial reporting process and the reliability of its financial statements;

b.	the independence and performance of the Trust’s Independent Auditors and the cooperation received by the Independent Auditors from Hekemian & Co; and

c.	the Trust’s compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by the Trust in its quarterly and annual reports to the SEC.

The Audit Committee meets separately with Hekemian & Co. and the Trust’s Independent Auditors. The Independent Auditors have unrestricted access to the Audit Committee. The Independent Auditors make a quarterly report directly to the Audit Committee out of the presence of Hekemian & Co. concerning all of their functions as the Trust’s Independent Auditors.

The Board of Trustees has adopted a written charter setting out the audit related functions. The Audit Committee’s charter is included as Appendix B to the proxy statement for the 2006 annual meeting which can be viewed at www.sec.gov. The Audit Committee reviews its charter on an annual basis and updates the charter as necessary.

Hekemian & Co. has primary responsibility for the Trust’s financial statements and the preparation of all financial statements and the maintenance of the Trust’s internal controls.

The Independent Auditors audit the annual financial statements prepared by Hekemian & Co., express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Trust in conformity with GAAP and discuss with the Audit Committee any issues they believe should be raised.

Effective September 13, 2006, the Trust changed its independent registered public accounting firm, J.H. Cohn, LLP, and engaged a new independent registered public accounting firm, Eisner LLP, to serve as the Trust’s Independent Auditors. As reported in its reports filed with the SEC, the decision to change the Trust’s independent registered public accounting firm was made by the Audit Committee and approved by the Trust’s Board of Directors.

This year, the Audit Committee reviewed the Trust’s audited financial statements and met with both Hekemian & Co. and Eisner LLP to review all financial statements. Hekemian &

Co. has represented to the Audit Committee that the financial statements were prepared in conformity with GAAP.

The Audit Committee has received from and discussed with Eisner LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). These items relate to that firm’s independence from the Trust. The Audit Committee also discussed with Eisner LLP any matters required to be disclosed in accord with statement on Auditing Standards No. 61 as amended (Communication with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Trustees that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, for filing with the SEC.

Audit Committee:

Ronald J. Artinian, Chairman

Alan L. Aufzien

Herbert C. Klein, Esq.

Executive Compensation

The following table sets forth information concerning the compensation of all of the Executive Officers of the Trust as of October 31, 2006 for services in all capacities to the Trust for the fiscal years ended October 31, 2006, 2005 and 2004. During the fiscal year ended October 31, 2006, Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of the Trust. Mr. Hekemian devotes approximately fifty percent (50%) to sixty percent (60%) of his business activities to the Trust. During the fiscal year ended October 31, 2006, Donald W. Barney served as President, Treasurer and Chief Financial Officer of the Trust. Mr. Barney devotes approximately fifteen percent (15%) of his business activities to the Trust. During the fiscal year ended October 31, 2006, John A. Aiello, Esq. served as the Secretary and the Executive Secretary of the Trust. Mr. Aiello devotes approximately five percent (5%) of his business activities to the Trust. With respect to all compensation, the term “paid” shall mean actually paid or deferred.

SUMMARY COMPENSATION TABLE

Name and Principal	Fiscal Year Ended	Annual Compensation ($)(2)		Other Annual Compensa-	All Other Compensation ($)(4)
Position (1)	October 31	Paid	Deferred	tion ($)(3)	Paid	Deferred

Robert S. Hekemian	2006	--	$205,000	$12,110	--	$99,433
Chairman of the Board	2005	--	$150,000	$9,184	--	$83,253
and Chief Executive	2004	--	$139,625	$4,626	--	$51,219
Officer

Donald W. Barney	2006	--	$50,000	$4,598	--	$45,551
President, Treasurer	2005	--	$30,000	$3,376	--	$37,737
and Chief Financial	2004	--	$25,000	$2,501	--	$30,503
Officer

John A. Aiello, Esq.	2006	$30,000	--	--	$11,200	--
Secretary	2005	$25,000	--	--	$13,200	--
	2004	$23,000	--	--	$11,550	--

(1)	Represents the positions held by each Executive Officer on October 31, 2006.

(2)
Represents payment to the Executive Officers for their services as an Executive Officer of the Trust. The amounts deferred have been at the election of the Executive Officer pursuant to the terms of the Deferred Compensation Plan. See Section of this Proxy Statement entitled “Deferred Compensation Plan.”

(3)
Amounts represent above-market accrued interest earned on executive officer fees payable in fiscal 2006, fiscal 2005 and fiscal 2004, but deferred at the election of the Executive Officers pursuant to the terms of the Deferred Compensation Plan. Payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to the Executive Officers. See Section of this Proxy Statement entitled “Deferred Compensation Plan.”

(4)
Such amounts represent annual retainer fees, Board of Trustees meeting fees, and other fees paid to the Executive Officers as consideration for their service on the Board of Trustees and, if applicable, its committees. In fiscal 2006, all such amounts payable to Mr. Hekemian and Mr.

Barney were deferred at the election of each Executive Officer pursuant to the terms of the Deferred Compensation Plan. Also includes accrued interest earned on deferred executive officer fees payable for service as an Executive Officer (other than above market accrued interest on executive officer fees payable in fiscal 2006, fiscal 2005 and fiscal 2004 which is disclosed in the “Other Annual Compensation” column of this Summary Compensation Table) and on deferred retainer fees payable for service as a Trustee and deferred meeting fees for attendance at meetings of the Board of Trustees or committees thereof. Payment of accrued interest is deferred until such time that the deferred fees are paid to the Executive Officers. See section of this Proxy Statement entitled “Deferred Compensation Plan.”

Other than the annual executive officer fees and the accrued interest thereon for such fees which have been deferred, and the grant of options under the Trust’s Equity Incentive Plan, the Trust has not made available or paid any compensation or benefits to its Executive Officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. The Trust does not maintain any employee benefit plans, other than the Trust’s Equity Incentive Plan. There are no employment contracts between the Trust and any of the Executive Officers, nor is there any compensatory plan or arrangement between the Trust and any of the Executive Officers pursuant to which an Executive Officer would receive payments as the result of his resignation or retirement as an Executive Officer, or any other event resulting in the termination of his relationship with the Trust as an Executive Officer, or as a result of a change in control of the Trust. Mr. Hekemian is Chairman of the Board and Chief Executive Officer of Hekemian & Co, the managing agent of the Trust. Pursuant to the terms of the Management Agreement by and between Hekemian & Co. and the Trust, Hekemian & Co. is entitled to receive a termination fee from the Trust under certain circumstances, including the non-renewal of the Management Agreement by the Trust, termination of the Management Agreement by the Trust without cause, or termination of the Management Agreement by the Trust following an acquisition of the Trust. See the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.”

Fiscal Year-End Option Values

The following table shows certain information, as of October 31, 2006, regarding the exercise of stock options by, and the fiscal year-end value of unexercised stock options held by, each of the Executive Officers of the Trust during the 2006 fiscal year.

	Fiscal Year-End Option Values
	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert S. Hekemian	112,000	1,752,800	--	--	--	--
Donald W. Barney	28,000	448,000	84,000	--	$1,344,000	--
John A. Aiello, Esq.	--	--	--	--	--	--

(1)
The value of unexercised in-the-money options represents the difference between an option’s exercise price $7.50 and the fair market value of the Shares on October 31, 2006 of $23.50 per share. The actual value, if any, an Executive Officer may realize upon the exercise of an option will depend upon the excess of the fair market value of the Shares over the exercise price on the date the option is exercised.

Fiscal 2006 Compensation: Trustees

During the fiscal year ended October 31, 2006, each Trustee, including every such Trustee who also served as an Executive Officer of the Trust, was entitled to receive an annual retainer fee in the amount of $15,000. The Trustees and the Executive Secretary were entitled to receive meeting attendance fees in the amount of $800 for each meeting of the Board of Trustees and its committees attended. The Chairman of the Board, for each Board of Trustees meeting attended, and the chairman of each Board of Trustees committee, for each committee meeting attended, were entitled to receive meeting attendance fees of $1,100. In addition, the Chairman of the Audit Committee was entitled to received an annual retainer fee in the amount of $5,000. The Trustees and the Executive Secretary were also entitled to receive property site inspection fees in the amount of $800 for each site inspection attended, plus the reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit. Each member of the Board of Trustees and the Executive Secretary were entitled to receive a fee of $400 for each meeting participated in by teleconference. The Trustees and the Executive Secretary are entitled to defer all or any part of their retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Compensation Plan. For the fiscal year ended October 31, 2006, the Trustees were paid or elected to defer annual retainer fees, meeting attendance fees, site inspection fees and accrued interest, and the Executive Secretary was paid meeting attendance fees, in an aggregate amount of $586,079 as consideration for their services to the Board of Trustees and its committees.

Fiscal 2007 Compensation: Trustees and Executive Officers

With respect to fees for the Trustees and the Executive Officers for the 2007 fiscal year, the Board of Trustees considered, among other things, fees paid by other real estate investment trusts, the duties and responsibilities of the Trustees and the Executive Officers and the value of the services provided by them, and the Trust’s operating results. For the 2007 fiscal year, the Board of Trustees approved an increase in the annual retainer fee for the Chairman of the Audit Committee from $5,000 to $10,000 and determined that all other fees will remain the same.

Deferred Compensation Plan

Effective November 1, 2000, the Board of Trustees adopted a deferred compensation plan (the “Deferred Compensation Plan”) for its Executive Officers and its Trustees. Pursuant to the Deferred Compensation Plan, any Executive Officer or Trustee may elect to defer receipt of any executive officer, Trustee retainer, meeting attendance, or property site inspection fee. The Trust has agreed to pay any Executive Officer or Trustee, who elects to participate in the Deferred Compensation Plan, interest on any deferred fees at the rate of nine percent (9%) per annum, compounded quarterly. Any such deferred fee and the interest accrued thereon shall be paid at the later of: (i) the retirement age specified by the Executive Officer or Trustee in the deferral election; (ii) actual retirement of the Executive Officer or Trustee; or (iii) upon cessation of duties as an Executive Officer or Trustee of the Trust. The Deferred Compensation Plan provides that any such deferred fees will be paid in a lump sum or in annual installments over a period not to exceed ten (10) years, at the election of the Executive Officer or Trustee. The Trust will not create a cash sinking fund for such deferred fees. As a result, any Executive Officer or Trustee who elects to participate in the Deferred Compensation Plan is an unsecured creditor of the Trust with respect to any such deferred fee.

Compensation Report

The full Board of Trustees determines the amounts of the annual executive officer, Trustee retainer and meeting fees paid to the Executive Officers and Trustees of the Trust. The Board of Trustees annual review includes a review of the performance of the Trust and the contributions of each executive officer and the Trustees to the business of the Trust.

In its review and evaluation during the 2006 fiscal year of the annual retainer fee paid to Mr. Hekemian, the Trust’s Chairman of the Board and Chief Executive Officer, the Board of Trustees undertook a throrough analysis of compensation paid to the chief executive officers of various real estate investment trusts of different types, market capitalizations, management and governance systems as well as the duties and responsibilities of such chief executive officers and decided to increase Mr. Hekemian’s annual executive officer fee by $55,000 to $205,000.

During the 2006 fiscal year, the Board of Trustees also reviewed the annual executive officer fee payable to Mr. Barney, in his capacity as President, Treasurer and Chief Financial Officer of the Trust. Following its review, the Board of Trustees decided to increase Mr. Barney’s annual executive officer fee by $20,000 to $50,000 for the 2006 fiscal year.

Board of Trustees:

Robert S. Hekemian	Alan L. Aufzien
Chairman of the Board

Donald W. Barney	Ronald J. Artinian

Herbert C. Klein, Esq.

Corporate Governance

The Trust has a Code of Conduct which is applicable to all Trustees, officers and management employees of the Trust, including, without limitation, the Trust’s principal executive and senior financial officers. The Audit Committee is charged with administering and interpreting the Code of Conduct. Copies of the Code of Conduct will be furnished without charge upon written request received from any holder of record or beneficial owner of Shares of the Trust. Request should be directed to Shareholder Relations, First Real Estate Investment Trust of New Jersey, 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602.

Performance Graph

The graph below compares the cumulative total return on the Shares for the period covering the five (5) fiscal years ended October 31, 2006 with the performance of the Russell 2000 Index and the NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 2001 in the Trust’s Shares, the Russell 2000 Index, and the NAREIT Equity REIT Index, and that all dividends were reinvested. The closing price used in the analysis for the performance graph below is $23.50 per share.

	Cumulative Total Return
	10/31/01	10/31/02	10/31/03	10/31/04	10/31/05	10/31/06

FIRST REAL ESTATE INVESTMENT TRUST	100.00	160.55	228.34	327.48	486.45	372.09
RUSSELL 2000	100.00	88.43	126.78	141.65	158.76	190.48
NAREIT EQUITY	100.00	106.37	142.46	185.10	218.33	297.72

Certain Relationships and Related Party Transactions

Robert S. Hekemian, Chairman of the Board and Chief Executive Officer of the Trust, and his sons, Robert S. Hekemian, Jr., Bryan S. Hekemian and David B. Hekemian, are the sole shareholders of Hekemian and Co. Robert S. Hekemian holds a 0.2% interest in Hekemian & Co. The balance of the interests in Hekemian & Co. are held by Robert Hekemian, Jr., Bryan Hekemian and David Hekemian. Robert S. Hekemian is currently the Chairman of the Board of Hekemian & Co. Each of Robert S. Hekemian’s sons and his brother-in-law are also officers of Hekemian & Co. and serve in the positions set forth opposite their names.

Robert S. Hekemian, Jr. (son) - President

Bryan S. Hekemian (son) - Vice President and Secretary

David B. Hekemian (son) - Vice President and Treasurer

Serge Krikorian (brother-in-law) - Vice President-Insurance Department

On April 10, 2002, the Trust and Hekemian & Co. entered into a new Management Agreement, effective as of November 1, 2001, replacing the Management Agreement dated December 20, 1961, as extended. The initial term of the new Management Agreement ran from October 1, 2001 to October 31, 2003. The term of the Management Agreement automatically renewed on October 31, 2003 for another two (2) year period through October 31, 2005 and automatically renewed on October 31, 2005 for another two (2) year period. The Trust may terminate the Management Agreement (i) without cause upon one (1) year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within thirty (30) days of receipt of notice of termination from the Trust, or (iii) in the event of an acquisition of the Trust where the Trust ceases to effectively exist as an operating entity. The Management Agreement provides for a termination fee in the event of a termination by the Trust without cause or following an acquisition of the Trust.

Under the Management Agreement, Hekemian & Co. serves as Managing Agent for the Trust and the Trust’s properties which the Trust owned on November 1, 2001. The Trust may retain Hekemian & Co. or other managing agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of the Trust’s properties. However, Hekemian & Co. currently manages all properties, except for the Rotunda. Hekemian & Co. is not the exclusive advisor for the Trust to locate and recommend to the Trust investments deemed suitable for the Trust, and it is not required to offer potential acquisition properties exclusively to the Trust before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.

The Trust retained Hekemian & Co. to manage the Preakness Shopping Center which was acquired on November 1, 2002 by WaynePSC, an affiliate of the Trust, and the Damascus Shopping Center which was acquired on July 31, 2003 by Damascus Centre, LLC, a limited liability company in which the Trust owns a seventy percent (70%) equity interest. In fiscal 2004, the Trust retained Hekemian & Co. to manage The Pierre Towers, an apartment complex acquired on April 15, 2004 by S And A Commercial Limited Partnership (“S&A”), a limited partnership in which the Trust owns a sixty-five percent (65%) equity interest. In fiscal 2005, although the Trust did not retain Hekemian & Co. to manage the Rotunda, a mixed use (office/retail) property in Baltimore, Maryland, which was acquired in July 2005 by Grande Rotunda, LLC (“Grande Rotunda”), a limited liability company in which the Trust owns a sixty percent (60%) equity interest, the Trust did retain Hekemian & Co. to provide supervisory and management services.

Pursuant to the terms of the Management Agreement, the Trust pays Hekemian & Co. certain basic management fees, mortgage fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services. The Management Agreement includes a detailed schedule of such fees and commissions for those services which the Managing Agent may be called upon to perform. During the fiscal year ended October 31, 2006, the Trust paid or accrued to Hekemian & Co. management fees in the approximate aggregate amount of $1,577,000, which includes the management fees with respect to Damascus Centre, LLC, Westwood Hills, WaynePSC and S&A described in more detail below. In addition, the Trust paid or accrued to Hekemian & Co. development and construction fees in connection with The Boulders at Rockaway, New Jersey, in the approximate aggregate amount of $532,600 and leasing fees in the approximate aggregate amount of $190,000.

From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust. Separate fee arrangements are negotiated between the Trust and Hekemian & Co. with respect to such services. The Trust also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at the Trust’s properties by Hekemian & Co. on behalf of the Trust.

The Trust’s investments in real estate may be in the form of wholly owned fee interests or, if the circumstances warrant, joint venture interests. From time to time, in order to diversify risk, rather than acquire wholly owned fee interests in real estate, the Trust will invest in a joint venture with other parties and the joint venture will acquire the real estate. The Trust has invested in joint ventures with employees and affiliates of Hekemian & Co. and Trustees of the Trust. To the extent that the Trust invests in real estate requiring development and potentially more risk in order to reach its investment objectives, it may make such investments on a joint venture basis in order to diversify risk.

The Trust owns a sixty percent (60%) equity interest in and is the managing member of Grande Rotunda. Rotunda 100, LLC, a New Jersey limited liability company owns a forty percent (40%) interest in Grande Rotunda. Members of the immediate family of Robert S. Hekemian and other employees of Hekemian & Co. have majority managing control in Rotunda 100, LLC. In July 2005, Grande Rotunda completed the acquisition of The Rotunda, a mixed-use (office/retail) property in Baltimore, Maryland. The purchase price of this property was approximately $31 million (inclusive of transaction costs), which was financed in part from an acquisition loan in the amount of $22.5 million, and the balance in cash contributed by the members of Grande Rotunda in proportion to their membership interests. As an incentive to the employees of Hekemian & Co. to identify and provide real estate investment opportunities for the Trust, the Trust agreed to advance to the employees of Hekemian & Co., who are members of Rotunda 100, LLC (including certain members of the immediate family of Robert S. Hekemian), fifty percent (50%) of the amount of the equity capital required to be contributed by them to Rotunda 100, LLC in connection with the acquisition of Grande Rotunda. During the fiscal year ended October 31, 2005, the Trust loaned an aggregate amount of $1.7 million to those

Hekemian & Co. employees (including $1.5 million to certain members of the immediate family of Robert S. Hekemian) with respect to their equity capital contributions. These loans bear a floating rate of interest of LIBOR (London Inter-Bank Offer Rate) plus 225 basis points adjusted quarterly and are secured by such employees’ membership interests in Rotunda 100, LLC. During the fiscal year ended October 31, 2006, accrued and unpaid interest under the notes aggregated approximately $118,000.

The Trust owns a seventy percent (70%) membership interest in Damascus Centre, LLC which is the owner of the Damascus Shopping Center in Damascus, Maryland. During fiscal 2005, the Trust’s Board, in order to incentivize employees of Hekemian & Co., authorized an investor group, comprised principally of Hekemian employees (including certain members of the immediate family of Robert S. Hekemian) (“Hekemian Group”), to acquire a thirty percent (30%) equity interest in Damascus Centre, LLC. The sale of equity to the Hekemian Group was completed on October 31, 2006, at a sales price of $3,224,000, of which the Trust financed approximately $1,451,000. The Trust agreed to advance to the Hekemian Group up to fifty percent (50%) of the amount of the equity purchase price required to be paid by them (including $1.3 million to certain members of the immediate family of Robert S. Hekemian). These advances were in the form of secured loans that bear interest that floats at 225 basis points over LIBOR, in effect from time-to-time. During the fiscal year ended October 31, 2006, Damascus Centre, LLC paid Hekemian & Co. $55,000 in management fees, which is included in the $1,577,000 mentioned above.

The Trust owns a forty percent (40%) membership interest in Westwood Hills, LLC (“Westwood Hills”) which is the owner of a 210 unit residential apartment complex in Westwood, New Jersey. In addition, certain Trustees (Robert S. Hekemian, Donald W. Barney, Herbert C. Klein, Esq. and Ronald J. Artinian) and members of the immediate families of certain Trustees (Robert S. Hekemian and Herbert C. Klein, Esq.) beneficially own thirty-five percent (35%) of the membership interests in Westwood Hills. Pursuant to the terms of an operating agreement, the Trust is the Managing Member of Westwood Hills. Hekemian & Co. currently serves as the Managing Agent for Westwood Hills. During the fiscal year ended October 31, 2006, Westwood Hills paid Hekemian & Co. $168,000 in management fees, which is included in the $1,577,000 mentioned above.

The Trust owns a forty percent (40%) equity interest in WaynePSC, LLC, a New Jersey limited liability company (“WaynePSC”). H-TPKE, LLC, a New Jersey limited liability company, acquired a sixty percent (60%) equity interest in WaynePSC. Members of the immediate family of Robert S. Hekemian who are also officers of Hekemian & Co. and other employees of Hekemian & Co. control approximately seventy-three (73%) of the membership interests in H-TPKE, LLC. The Trust is the Managing Member of WaynePSC. WaynePSC owns a 323,000 +/- sq. ft. community shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center. Hekemian & Co. is the Managing Agent for the Preakness Shopping Center. During the fiscal year ended October 31, 2006, WaynePSC paid Hekemian & Co. an annual property management fee in the approximate amount of $228,000, which is included in the $1,577,000 mentioned above, and leasing fees in the amount of $32,000.

The Trust owns a sixty-five percent (65%) equity interest in and is the managing and general partner of S&A. The remaining thirty-five percent (35%) of equity interests in S&A are owned by members of the immediate family of Robert S. Hekemian, who are also officers of Hekemian & Co. and by other employees of Hekemian & Co. and/or affiliates of Hekemian &

Co. The Trust, in accordance with its investment policy, allowed the minority owners of S&A to make a cash contribution to S&A of approximately $1.3 million that increased their ownership interest in S&A from approximately twenty-five percent (25%) to thirty-five percent (35%). This additional investment, which approximates market value, was made in February 2005. On April 15, 2004, S&A purchased The Pierre Towers, a residential apartment complex located in Hackensack, New Jersey. During the fiscal year ended October 31, 2006, Pierre Towers, LLC on behalf of S&A paid Hekemian management fees in the amount of $291,000, which is included in the $1,577,000 mentioned above.

The law firm of Nowell Amoroso Klein Bierman, P.A. was retained by the Trust during fiscal 2006 to furnish legal services and received $18,000 in legal fees from the Trust for its services. Mr. Klein, a Trustee, is a partner in the law firm.

The law firm of Giordano, Halleran & Ciesla, P.C. was retained by the Trust during fiscal 2006 to furnish legal services. Mr. Aiello, an Executive Officer of the Trust, is an officer and shareholder in the law firm. During fiscal 2006, Giordano, Halleran & Ciesla, P.C. received $47,600 in fees from the Trust for its services. In addition, Mr. Aiello paid to the law firm the amount of $41,200, representing retainer and meeting fees which Mr. Aiello received in connection with his services as Secretary and Executive Secretary of the Trust during fiscal 2006.

APPROVAL OF THE AMENDMENTS TO THE
EQUITY INCENTIVE PLAN

On February 15, 2007, the Board of Trustees approved, subject to shareholder approval, (i) an amendment to the Trust’s Equity Incentive Plan to increase the number of Shares of the Trust currently reserved for issuance thereunder from 408,500 (as adjusted to account for the October 2001 and March 2004 share splits and prior option exercises) to 708,500 Shares, an increase of 300,000 Shares; and (ii) an amendment to the Trust’s Equity Incentive Plan to extend the term of the Equity Incentive Plan, which will expire on September 10, 2008, until September 10, 2018. The Trust is seeking Shareholder approval of the amendments to the Equity Incentive Plan as directed by the Board of Trustees.

The Trust’s Board approved the Equity Incentive Plan at its meeting on September 10, 1998, subject to approval by the Trust’s Shareholders. The Shareholders of the Trust approved the Equity Incentive Plan at their annual meeting on April 7, 1999, and the Equity Incentive Plan became effective as of that date. The general nature and purpose of the Equity Incentive Plan is to enhance the ability of the Trust to attract and retain the services of employees and other persons who have made or are expected to make significant contributions to the business of the Trust and its subsidiaries by providing such persons with an opportunity to acquire Shares of the Trust, or receive other stock-based awards.

The Equity Incentive Plan originally provided that 230,000 Shares would be reserved for issuance thereunder. After giving effect to the October 2001 and March 2004 shares splits and taking into account prior option exercises, 408,500 Shares remain reserved for issuance under the Equity Incentive Plan. As of February 19, 2007, options to purchase 242,500 Shares are outstanding under the Equity Incentive Plan, including options granted to the Executive Officers and Trustees of the Trust, with only 166,000 Shares remaining available for stock options and other stock-based awards to be granted thereunder. The Trust currently has no other stock option plans that have Shares available for the grant of stock options and other stock-based awards to officers, employees and trustees. The Board considers an increase in the number of Shares available for stock options and other stock-based awards to be granted under the Equity Incentive Plan and the extension of the term of the Equity Incentive Plan as necessary to fulfill the purposes that the Trust seeks to achieve with the Equity Incentive Plan. The Shareholders will be asked at the annual meeting to adopt and approve the amendment to increase the number of Shares of the Trust reserved for issuance under the Equity Incentive Plan and the amendment to extend the term of the Equity Incentive Plan. The Board of Directors approval for the amendment to the Equity Incentive Plan to extend the term thereof until September 10, 2018 is conditioned on the approval by the Shareholders to increase the number of Shares of the Trust reserved for issuance thereunder.

The Board of Trustees administers the Equity Incentive Plan and may grant options under the Equity Incentive Plan in 2007 to eligible participants, which include the Trust’s Executive Officers and members of the Board. No determinations have been made by the Board with respect to the granting of options in 2007.

SUMMARY OF MATERIAL PROVISIONS OF THE EQUITY INCENTIVE PLAN

Set forth below is a discussion of the material terms of the Equity Incentive Plan. Such discussion is qualified by reference to the full text of the Equity Incentive Plan which is attached hereto as Appendix A. The Trust will also furnish without charge a copy of the Equity Incentive Plan to any Shareholder of the Trust upon receipt of a request for a copy of the Equity Incentive Plan. Requests may be directed to the Trust’s Secretary at 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602.

Administration. The Equity Incentive Plan is administered by the Board of Trustees. When the Board of Trustees deems it to be appropriate, it will take into account the suggestions and recommendations of the Executive Committee. The Board of Trustees has complete authorization to make all determinations necessary or advisable for the administration of the Equity Incentive Plan, including who will participate, the granting of awards and the number and type of awards, as well as the terms, conditions and limitations applicable to the awards.

Term of Plan. Unless otherwise amended, the Equity Incentive Plan will terminate on September 10, 2008. While no award will be granted under the Equity Incentive Plan following its termination, any award outstanding at the time of termination of the Equity Incentive Plan will continue to exist pursuant to its terms.

Eligibility. The Board of Trustees may grant awards under the Equity Incentive Plan to members of the Board of Trustees, the Executive Officers of the Trust, and such other persons or entities, including consultants and employees of consultants, who, in the opinion of the Board of Trustees, have made or are in a position to make a significant contribution to the success of the Trust (each a “Participant”).

Awards under the Equity Incentive Plan. The types of awards which can be issued to Participants under the Equity Incentive Plan include options (“Options”), restricted share awards (“Restricted Share Awards”), and other share based awards (“Other Share Based Awards”).

(i) Options. An Option granted to a Participant means a nonqualified option which shall not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Options granted provide the optionee with the opportunity to acquire Shares upon the exercise of the Options and the payment of the exercise price to the Trust. An Option shall have an exercise price equal to the fair market value of the Shares on the date of the grant of the Option. For purposes of the Equity Incentive Plan, “fair market value” is defined as the arithmetic mean of the highest and lowest selling prices of the Shares quoted on the OTC Bulletin Board Service provided by the NASD or as reported by a nationally recognized broker/dealer which makes a market in the Shares. If there are no sales of Shares on the grant date but there were sales on a date within a reasonable period before such date, fair market value is determined by taking the mean between the highest and lowest selling prices of the Shares on the nearest date before the grant date. If actual sales are not available during a reasonable period before the grant date, the fair market value may be determined by taking the mean between the bona fide closing bid and asked prices for the Shares on the grant date, or if such information is not available on such date, the mean between the bona fide closing bid and asked prices for the Shares which are available for the nearest date before the grant date, if such date is within a reasonable period of the grant date. In the event that the Board of Trustees determines that the fair market value of the Shares cannot be determined on the basis of selling prices or bid and asked prices pursuant to any of the methods set forth above, then the best estimate of the fair market value of the Shares shall be established by the Board of Trustees acting in good faith and using all available financial data and other relevant factors affecting the fair market value of the Shares.

(ii) Restricted Share Awards. A Restricted Share Award provides a Participant with an opportunity to acquire Shares subject to certain restrictions, conditions and forfeiture provisions as the Board of Trustees may determine, including, without limitation, restrictions on transfer and conditions based on continuous service with the Trust, achievement of business objectives, and individual and Trust performance. Subject to the conditions specified by the Board of Trustees, a Participant receiving a Restricted Share Award has all the rights of a Shareholder of the Trust with respect to the Shares, including the right to vote the Shares and the right to receive any dividends thereon. The consideration, if any, required to be paid by the Participant in exchange for Restricted Share Awards shall be determined by the Board of Trustees, but in no event shall any required consideration be greater than the fair market value of the Shares on the date of grant of the award.

(iii) Other Share Based Awards. Other Share Based Awards may include the grant and issuance of Shares as bonuses or in lieu of cash compensation. The consideration, if any, required to be paid by the Participant in exchange for Other Share Based Awards shall be determined by the Board of Trustees, but in no event shall any required consideration be greater than the fair market value of the Shares on the date of grant of the award.

(iv) Trustees’ Fees. A Trustee may request to receive payment of all or a portion of the Trustee’s annual retainer fee and meeting fees in the form of Shares; provided, that such request must be approved by the Board of Trustees.

Other Information. The maximum number of Shares which may be awarded to any Participant pursuant to all awards granted to such Participant under the Equity Incentive Plan shall not exceed thirty percent (30%) of the number of Shares reserved for issuance. The maximum number of Shares awarded to any Participant pursuant to Restricted Share Awards and Other Share Based Awards shall not exceed ten percent (10%) of the number of Shares reserved for issuance under the Equity Incentive Plan. There shall be no limit on the number of Shares that a Trustee may acquire in lieu of Trustees’ fees. The exercise price of an Option or the consideration for any other award shall be paid in cash; provided, that the Board of Trustees may allow, in its sole discretion, payment through the delivery of Shares owned by the grantee.

In the event there is any change in the Shares of the Trust through a split or combination of the Shares, or by reason of a merger, consolidation or reorganization of the Trust, including a change in the Trust’s form of business entity, or if there is a Share dividend, outstanding awards granted under the Equity Incentive Plan shall apply to the securities of the Trust or any other entity to which a holder of the number of Shares of the Trust subject to awards would have been entitled by reason of any such action or transaction. Outstanding awards shall also be amended as to price and other terms if necessary to reflect the foregoing events, and the Board of Trustees, in its discretion, may make other adjustments to such awards and their terms and conditions which the Board of Trustees deems necessary to protect such awards from dilution or diminution in value. In the event of a cash dividend, there shall be no adjustment to an award or its terms, unless such cash dividend is attributable to the sale by the Trust of a property or properties or to a refinancing by the Trust, in which case the Board of Trustees, in its discretion, may amend an award and its terms and conditions in order to protect such award from dilution or diminution in value.

In the event of (i) a “change in control” (as such term is defined in the Equity Incentive Plan), or (ii) a sale of all or substantially all of the Trust’s assets (other than a sale of assets to a subsidiary or other affiliated entity of the Trust), all outstanding Options shall become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of the change in control or sale of all or substantially all of the Trust’s assets, and each outstanding Restricted Share Award shall immediately become free of all restrictions, conditions and forfeiture provisions.

In the event of the dissolution or liquidation of the Trust, all outstanding Options shall terminate as of the date fixed by the Board of Trustees; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Option as to all or any part of the Shares covered by the Option. Each outstanding Restricted Share Award shall immediately become free of all restrictions, conditions and forfeiture provisions.

Certain Federal Income Tax Consequences of the Equity Incentive Plan. The following description of certain federal income tax consequences of the Equity Incentive Plan is based upon current statutes, regulations and interpretations and does not include state or local income tax consequences applicable to a person who receives an award under the Equity Incentive Plan.

The grant of an Option generally will not result in income for the Participant or in a deduction for the Trust. The exercise of an Option will result in ordinary income for the Participant and a business deduction for the Trust measured by the difference between the fair market value of the Shares received at the time of exercise and the Option’s exercise price. The Trust will have the right to deduct from any cash payment under the Equity Incentive Plan taxes that are required to be withheld and to condition the obligation to deliver or vest Shares under the Equity Incentive Plan upon the Participant paying the Trust such amount as the Trust may request to satisfy any liability for applicable withholding taxes.

If the Shares issued pursuant to a Restricted Share Award are subject to restrictions resulting in a “substantial risk of forfeiture” pursuant to the meaning of such term under Section 83 of the Code, the grant of the Restricted Share Award will not result in income to the Participant or in a business deduction for the Trust. If there are no such restrictions, conditions, limitations or forfeiture provisions, the Participant will recognize ordinary income and the Trust will be entitled to a business deduction upon receipt of the Shares. Dividends paid to the Participant while the Shares remain subject to any restrictions will be treated as ordinary income. At the time the restrictions lapse, the Participant will recognize ordinary income and the Trust will be entitled to a business deduction measured by the fair market value of the Shares at the time of lapse less the amount of consideration, if any, paid by the Participant for the Restricted Share Award.

As to the Other Share Based Awards, any Participant who receives Shares as bonus compensation or in lieu of cash compensation shall recognize ordinary income and the Trust will be entitled to a business deduction, measured by the fair market value of the Shares issued to the Participant.

The Trust believes that compensation income recognized by any of its Executive Officers pursuant to the Equity Incentive Plan will qualify as performance-based compensation and, for purposes of deduction by the Trust, will be exempt from the $1 million deduction limit imposed by Section 162(m) of the Code.

The Equity Incentive Plan is not a qualified plan under Section 401(a) of the Code.

Plan Benefits. The following table sets forth information as of February 19, 2007 regarding the total number of Shares underlying options granted pursuant to the Equity Incentive Plan to the persons and groups of persons identified in this table. The information presented in the table has been adjusted to give effect to the October 2001 and March 2004 share splits.

Name and Position	Total Number of Shares Underlying Options Granted
Robert S. Hekemian Chairman of the Board, Chief Executive Officer and Trustee	112,000
Donald W. Barney President, Treasurer, Chief Financial Officer and Trustee	112,000
Herbert C. Klein, Esq. Trustee	112,000	(1)
Ronald J. Artinian Trustee	72,000	(1)
Alan L. Aufzien TrusteeTrustee	26,000
John A. Aiello Secretary and Executive Secretary	0

Executive Officer Group	224,000
Non-Executive Officer Trustee Group	210,000
Non-Executive Officer and Non-Trustee Group	320,000	(2)
TOTAL	754,000
__________________
(1)	Includes Shares issued as a result of the March 2004 share split in respect of Shares acquired upon the exercise of options by the holder thereof.

(2)	Represents options granted to employees of Hekemian & Co., all of whom have provided services to the Trust.

Vote Required. Each amendment of the Equity Incentive Plan requires the affirmative vote, in person or by proxy, of a majority of the Shares present and entitled to vote at the annual meeting.

INASMUCH AS EACH OF THE TRUSTEES HAS BEEN AND MAY BE GRANTED OPTIONS UNDER THE EQUITY INCENTIVE PLAN, THE BOARD OF TRUSTEES WILL NOT MAKE ANY RECOMMENDATION TO THE TRUST’S SHAREHOLDERS REGARDING THEIR APPROVAL OF THE ADOPTION OF THE AMENDMENTS TO THE EQUITY INCENTIVE PLAN.

OTHER MATTERS

The Board of Trustees does not know of any other business which will be presented for consideration at the Annual Meeting. Except as the Board of Trustees may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted on at the Annual Meeting. If any other business incident to the Annual Meeting is properly presented at the Annual Meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee makes selection of the Independent Auditors for the Trust. Effective September 13, 2006, the Trust changed independent registered public accounting firms from J.H. Cohn, LLP to Eisner LLP for the current fiscal year. . All audit and non-audit services provided by the Trust’s independent registered public accounting firm are pre-approved by the Audit Committee which gives due consideration to the potential impact of non-audit services on auditor independence. None of the engagements of J.H. Cohn, LLP and Eisner LLP, respectively, which were pre-approved by the Audit Committee, made use of the de minimis exception for pre-approval contained in the rules of the SEC which permit limited engagements for non-audit services involving amounts under a specified threshold.

In accord with Independent Standard Board Standards No. 1 (Independence Discussion with Audit Committees) the Trust received a letter and verbal communication from Eisner LLP that it knows of no state of facts which would impair its status as the Trust’s Independent Auditors. The Audit Committee has considered whether the non-audit services provided by Eisner LLP are compatible with maintaining its independence and has determined that the nature and substance of any such limited non-audit services have not impaired Eisner LLP’s status as the Trust’s Independent Auditors.

Audit Fees

J.H. Cohn, LLP billed the Trust a total of $253,700 during fiscal 2006 and a total of $80,878  during fiscal 2005 for professional services rendered in connection with audit services rendered to the Trust. Eisner LLP billed the Trust a total of $130,000 during fiscal 2006 for professional services rendered in connection with audit services rendered to the Trust.

Audit-Related Fees

Neither J.H. Cohn, LLP nor Eisner LLP billed the Trust for any audit related services during fiscal 2006 or fiscal 2005.

Tax Fees

J.H. Cohn, LLP did not bill the Trust for tax return preparation during fiscal 2006 but did bill the Trust $9,003 for tax return preparation during fiscal 2005. Eisner LLP did not bill the Trust for any tax return preparation in 2006 or 2005.

All Other Fees

Neither J.H. Cohn, LLP nor Eisner LLP billed the Trust for any other services during fiscal 2006 or fiscal 2005.

Presence at Annual Meeting

Representatives of Eisner LLP will be present at the Annual Meeting and will have an opportunity to make a statement if the representatives desire to do so and will be available to respond to appropriate questions.

ANNUAL REPORT

The Annual Report to Shareholders (the “Annual Report”) for the fiscal year ended October 31, 2006 accompanies this Proxy Statement. The Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 which the Trust has filed with the SEC, excluding exhibits, is included in the Annual Report. Eisner LLP has audited the financial statements of the Trust for the fiscal year ended October 31, 2006, which financial statements are contained in the Annual Report. Such Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Trust’s Executive Officers and Trustees, and persons who own more than ten percent (10%) of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive Officers, Trustees and greater than ten percent (10%) Shareholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

Based solely on the Trust’s review of the copies of such forms it has received, the Trust believes that all of its Trustees, Executive Officers and greater than ten percent (10%) Shareholders complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2006.

Shareholder Communications with Trustees

The Board of Trustees has adopted a formal process to be followed by those Shareholders who wish to communicate directly with the Board of Trustees or any individual Trustee, or group of Trustees of the Trust. A Shareholder can contact the Board of Trustees or any individual Trustee or group of Trustees, by sending a written communication to: The Board of Trustees, or any specifically identified Trustee(s), First Real Estate Investment Trust of New Jersey, c/o Secretary, 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602. A Shareholder’s letter should also indicate that he or she is a Shareholder of the Trust. Any such communication received by the Secretary of the Trust will be distributed to the Board of Trustees, or a member or members thereof, as appropriate depending on the facts and circumstances described in the communication received. If a Shareholder communication is addressed to one or more Trustees, but not the entire Board of Trustees, the Secretary of the Trust shall notify any Trustees to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request. Communications which are primarily commercial in nature or related to an improper or irrelevant topic will not be forwarded to the Board of Trustees or any Trustee. If the Secretary of the Trust believes that the management of the Trust can adequately handle the Shareholder’s inquiry or request, the Secretary will forward such communication to the appropriate person(s). At each meeting of the Board of Trustees, a summary of all communications received since the last Board of Trustees’ meeting which the Secretary elected not to forward to the Board of Trustees or a Trustee(s) shall be presented, and all such communications shall be made available to the Trustees upon request.

SHAREHOLDER PROPOSALS AND RECOMMENDATIONS
FOR NOMINATION OF TRUSTEES

Shareholder proposals for presentation at the Trust’s 2008 Annual Meeting of Shareholders must be received by the Trust at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than October 31, 2007. A Shareholder wishing to submit a proposal should write to the Trust’s Secretary and include a detailed description of such proposal. The Nominating Committee or the Board of Trustees will also consider candidates for nomination as Trustees who are recommended by one or more Shareholders applying the same criteria for nominees described in the section of this Proxy Statement entitled “Committees of the Board of Trustees - Nominating Committee.” A Shareholder who wishes to suggest a candidate for nomination as a Trustee should write to the Trust’s Secretary and include the following information: (1) the name and contact information for the candidate; (2) a statement of the candidate’s business experience and educational background; (3) a detailed description describing any relationship between the candidate and the proposing Shareholder; (4) a statement by the Shareholder explaining why he or she believes that the candidate is qualified to serve on the Board of Trustees and how his or her service would benefit the Trust and its Shareholders; and (5) a statement that the candidate is willing to be considered and willing to serve as a Trustee of the Trust if nominated and elected. A Shareholder wishing to suggest to the Nominating Committee a candidate for election at the Trust’s 2008 Annual Meeting of Shareholders must submit the required information to the Trust and such information must be received by the Trust no later than October 31, 2007.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES, RONALD J. ARTINIAN AND ALAN L. AUFZIEN , FOR THREE (3) YEAR TERMS TO THE BOARD OF TRUSTEES. INASMUCH AS EACH OF THE TRUSTEES HAS BEEN AND MAY BE GRANTED OPTIONS UNDER THE EQUITY INCENTIVE PLAN, THE BOARD OF TRUSTEES WILL NOT MAKE ANY RECOMMENDATION TO THE TRUST’S SHAREHOLDERS REGARDING THEIR APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE EQUITY INCENTIVE PLAN .

THE TRUST SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF THE TRUST. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602.

ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO REGISTRAR AND TRANSFER COMPANY, 10 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

JOHN A. AIELLO
Secretary
February 28, 2007

APPENDIX A

FIRST REAL ESTATE INVESTMENT TRUST

OF NEW JERSEY

EQUITY INCENTIVE PLAN

1.	Name and Purpose of Plan.

1.01	Name. The Name of this Plan is the “First Real Estate Investment Trust of New Jersey Equity Incentive Plan.”

1.02
Purpose. The purpose of this First Real Estate Investment Trust of New Jersey Equity Incentive Plan is to advance the interests of First Real Estate Investment Trust of New Jersey (the “Company”) by enhancing the ability of the Company to (i) attract and retain members of its Board of Trustees, executive officers and other persons or entities, including, without limitation, employees, consultants and employees of consultants, who are in a position to make significant contributions to the success of the Company; (ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interests of the Company.

2.	Definitions of Terms.

2.01
General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

(a)	“Award” means a grant in the form of (i) nonqualified options to purchase Shares, (ii) Restricted Shares, or (iii) other Share-based awards.

(b)	“Award Agreement” means an agreement between the Company and the Participant entered into with respect to Awards granted under the Plan.

(c)	“Board” means the Board of Trustees of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(e)
“Change in Control” means (i) thirty percent (30%) or more of the Company’s Shares have been acquired by any “person” (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Company; or (ii) a merger, consolidation or reorganization of the Company other than a merger, consolidation or reorganization which would result in the Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into shares of the surviving entity) more than seventy percent (70%) of the combined voting power of the Shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization; except that a merger, consolidation or reorganization effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company’s outstanding Shares shall not constitute a Change in Control of the Company; or (iii) thirty percent (30%) or more of the members of the Board who were elected by the shareholders are persons who were not nominated or elected at the three (3) most recent annual meetings of the shareholders of the Company.

(f)	“Company” means First Real Estate Investment Trust of New Jersey.

(g)
“Fair Market Value” on any date (“valuation date”) is defined as the arithmetic mean of the highest and lowest selling prices of the Shares quoted on the OTC Bulletin Board® Service provided by NASD, Inc., or as reported by a nationally recognized broker/dealer which makes a market in the Shares, or as reported by equivalent exchanges or markets as may heretofore be utilized by the Company, on such valuation date. If there are no sales of Shares on the valuation date but there were sales on a date within a reasonable period before the valuation date, Fair Market Value is determined by taking the mean between the highest and lowest selling prices of the Shares on the nearest date before such valuation date. If actual sales are not available during a reasonable period before the valuation date, the Fair Market Value may be determined by taking the mean between the bona fide closing bid and asked prices for the Shares on the valuation date, or if none exist on such date, the mean between the bona fide closing bid and asked prices for the Shares which are available for the nearest date before valuation date, if such date is within a reasonable period of the valuation date. In the event that the Board determines that the Fair Market Value of the Shares cannot be determined on the basis of selling or bid and asked prices pursuant to any of the methods set forth above, then the best estimate of the Fair Market Value of the Shares shall be established by the Board acting in good faith and using all available financial data and other relevant factors affecting Fair Market Value.

(h)
“Just Cause” shall mean: (i) a Participant’s conviction for a felony or for fraud; (ii) a Participant engaging in any conduct, by way of act or omission, which in the opinion of the Board has the potential to cause, or does cause, a material adverse effect on the Company’s business; (iii) a Participant failing to return from authorized leave from the Company; (iv) a Participant being found to be under the influence of, or to have distributed, any illegal narcotic substance while on the Company’s premises, including any property site of the Company; (v) a Participant acting dishonestly or committing theft of Company property; or (vi) the work performance of a Participant failing to meet Company standards.

(i)	“Option” means a nonqualified option (which shall not qualify as an incentive stock option under Section 422 of the Code) to purchase Shares.

(j)
“Participant” means those eligible to participate under the Plan, including the members of the Board and the executive officers of the Company, and such other persons or entities, including, without limitation, employees, consultants, and employees of consultants, who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or any of its Subsidiaries, and who have been selected by the Board to participate under the Plan (each, a “Participant” and collectively, the “Participants”).

(k)	“Personal Representative” means the person who manages the affairs of another because of incapacity or death.

(l)	“Plan” means First Real Estate Investment Trust of New Jersey Equity Incentive Plan.

(m)	“Restricted Shares” means Shares as more specifically defined in Section 5.01(b) herein.

(n)	“Retirement” means retirement from service or active employment with the Company at or after age 65. The determination of the Board as to an individual’s Retirement shall be conclusive on all parties.

(o)	“Share” designates beneficial interest in the Company, and the Shares represent the only class of equity in the Company.

(p)
“Subsidiary” means a present or future corporation, or other business organization, of which the Company owns or controls, or will own or control, more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests.

(q)	“Trustee” means a member of the Board.

2.02
Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Award Agreement entered into in connection with the Plan may be defined in other portions of the Plan or in such Award Agreement.

3.	Administration of Plan.

3.01	The Board. The Plan will be administered by the Board, taking into account, where appropriate, the suggestions and recommendations of the Executive Committee of the Board.

3.02	Powers of the Board.

(a)
The Board will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan will be conclusive and binding on all parties.

(b)
The Board has the authority, within the limits set forth in the Plan, to (i) determine the persons to whom Awards may be granted, (ii) determine the number of Shares to be covered by each Award, (iii) establish the terms, conditions and provisions of the Award to be granted, and (iv) establish restrictions on the Awards or subsequently waive any Award restriction or permit any Award restriction to lapse.

3.03	Effective Date and Term of Plan.

(a)
Effective Date. The Plan will become effective on September 10, 1998, subject to the Plan being approved by the Company’s shareholders. Awards under the Plan may be made prior to the approval of the Plan by the Company’s shareholders.

(b)
Termination Date. The Plan will terminate on September 10, 2008, subject to earlier termination of the Plan by the Board pursuant to Section 10 herein. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may continue and remain outstanding beyond that date pursuant to the terms of such Awards.

4.	Shares Subject to the Plan.

4.01	Shares Subject to Plan. Subject to adjustment as provided in Section 8 herein, the aggregate number of Shares reserved for issuance under the Plan shall be 230,000.

4.02
Limit Upon Number of Shares Awarded. The maximum number of Shares awarded to any Participant pursuant to all Awards granted to such Participant under the Plan shall not exceed thirty percent (30%) of the number of Shares reserved for issuance hereunder. The maximum number of Shares awarded to any Participant pursuant to Restricted Shares and other Share-based awards shall not exceed ten percent (10%) of the number of Shares reserved for issuance hereunder. There shall be no limit on the number of Shares a Trustee may acquire in lieu of Board fees as provided for in Section 11 of this Plan.

5.	Granting of Awards.

5.01	Form of Award.

(a)	Options. The principal form of Award granted under the Plan shall be Options pursuant to which the Participant would receive Shares upon the exercise thereof.

(b)
Restricted Shares. The Board shall have the right to grant “Restricted Shares” which shall be Shares issued subject to certain restrictions, conditions and forfeiture provisions as the Board may determine, including, but not limited to, restrictions on transfer and conditions based on continuous service with the Company or any of its Subsidiaries, achievement of business objectives, and individual and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Board, any Participant receiving Restricted Shares will have all the rights of a shareholder of the Company with respect to the Shares, including the right to vote the Shares and the right to receive any dividends thereon.

(c)
Other Share-based Awards. The Board shall have the right to grant other Share-based awards to Participants under the Plan, including the grant and issuance of Shares as bonuses or in lieu of cash compensation.

5.02
Term of Award. The term of any Award shall be determined by the Board; provided, that the maximum term shall be no longer than ten (10) years from the date of grant of the Award. Shares subject to Options and other Awards granted under the Plan which expire, terminate or are cancelled without having been exercised in full become available again for grants pursuant to Options or other Awards.

5.03
Transfers. No Award (other than an Award in the form of a direct issuance of Shares without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during the Participant’s lifetime, will be exercisable only by the Participant or, in the event of a Participant’s incapacity, by the Participant’s Personal Representative.

6.	Vesting.

6.01
Vesting. Options will be exercisable pursuant to the terms fixed by the Board. Any restrictions, conditions and forfeiture provisions imposed on Restricted Shares shall lapse or terminate pursuant to their terms or the terms of the Plan.

6.02
Acceleration of Vesting Period. The applicable vesting periods of Options will be accelerated, and the applicable restrictions, conditions and forfeiture provisions imposed on Restricted Shares may be terminated earlier, as provided for in Sections 8 and 9 of the Plan, or as otherwise determined by the Board, in its sole discretion.

7.	Exercise Price and Payment.

7.01	Exercise Price of Option. An Option shall have an exercise price equal to the Fair Market Value of the Shares on the date of the grant of the Option.

7.02
Price of Other Awards. With respect to other Awards granted by the Board, the consideration, if any, required to be paid by the Participant in exchange for such Award shall be determined by the Board, but in no event shall any required consideration be greater than the Fair Market Value of the Shares on the date of grant of the Award.

7.03
Form of Payment. Payment for the Options and any other Award issued for consideration will be made in cash; provided, that the Board may allow, in its sole discretion, payment through the delivery of Shares owned by the Award recipient, duly endorsed for transfer to the Company, with a Fair Market Value on the date of exercise of an Option or date of issuance of any other Award equal to the aggregate exercise price of the Options or exercised portion thereof, or the full consideration to be paid for any other Award. If payment for the Shares acquired is to be made in cash, then full payment will be made at the time of the exercise of an Option and at the time of issuance of any other Award. If the Board permits payment for the Shares acquired to be made in Shares owned by the Award recipient, then the Company shall provide written notice to the Award recipient of the number of Shares which must be delivered in full payment of the Option exercise price or the consideration required to be paid for any other Award, and the Award recipient shall deliver such number of Shares to the Company within two (2) business days of the receipt of such notice from the Company.

8.	Adjustment of Award.

8.01
Adjustment of and Changes in the Shares. In the event there is any change in the Shares of the Company through a split or combination of the Shares, or by reason of a merger, consolidation or reorganization of the Company, including a change in the Company’s form of business entity, or if there is a Share dividend, outstanding Awards granted under the Plan shall apply to the securities of the Company or any other entity to which a holder of the number of Shares of the Company subject to Awards would have been entitled by reason of any such action or transaction. Outstanding Awards shall be amended as to price and other terms if necessary to reflect the foregoing events, and the Board, in its discretion, may make other adjustments to such Awards and their terms and conditions which the Board deems necessary to protect such Awards granted under the Plan from dilution or diminution in value, or as may otherwise be deemed to be equitable under the circumstances.

8.02
Change in Control and Sale of All or Substantially All of the Assets. In the event of (i) a Change in Control, or (ii) a sale of all or substantially all of the Company’s assets (other than a sale of assets to a Subsidiary or other affiliated entity of the Company), all outstanding Options shall become exercisable immediately before or contemporaneously with the occurrence of a Change in Control or sale of all or substantially all of the Company’s assets, and each outstanding Restricted Share shall immediately become free of all restrictions, conditions and forfeiture provisions upon the occurrence of a Change in Control or sale of all or substantially all of the Company’s assets.

8.03
Dissolution or Liquidation of Company. In the event of the dissolution or liquidation of the Company, the outstanding Options shall terminate as of the date fixed by the Board; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Participant’s Options as to all or any part of the Shares covered thereby. Further, in the event of the dissolution or liquidation of the Company, each outstanding Restricted Share shall immediately become free of all restrictions, conditions and forfeiture provisions.

8.04
Adjustment of Exercise Price for Cash Dividend. In the event of a cash dividend, there shall be no adjustment to an Award or its terms, unless such cash dividend is attributable to the sale by the Company of a property or properties or to a refinancing by the Company, in which case the Board, in its discretion, may amend an Award and its terms and conditions in order to protect such Award from dilution or diminution in value, or as may otherwise be deemed to be equitable by the Board under the circumstances.

9.	Death, Disability, Retirement and Termination of Participant.

9.01
Death, Retirement or Disability. In the event that the relationship between the Participant and the Company or any of its Subsidiaries is terminated by reason of the Participant’s death, Retirement, or “disability” (as such term is defined in Section 22(e)(3) of the Code), all of the Participant’s Options shall become immediately exercisable. The Participant, the Participant’s Personal Representative or the Participant’s designated beneficiary or estate, shall have the term remaining on the Option from the date of death, Retirement or disability to exercise all or any part of the Options. As to Restricted Shares, the Board, in its discretion, may waive any restriction or permit any restriction to lapse.

9.02
Resignation. If the Participant resigns from the Company or any Subsidiary, the Participant shall have sixty (60) days to exercise all or any part of an Option which is fully vested on or before the date of termination. As to Restricted Shares, the Board, in its discretion, may waive any restriction or permit any restriction to lapse.

9.03
Termination other than for Just Cause. In the event a Participant’s employment or consulting relationship is terminated by the Company for any reason other than for Just Cause, each Option, or any part thereof, scheduled to vest on or before the succeeding anniversary date of the grant of the Option following the date of termination shall become immediately exercisable, and the Participant shall have sixty (60) days from the date of termination to exercise all or any part of such vested Options. As to Restricted Shares, the Board, in its discretion, may waive any restriction or permit any restriction to lapse.

9.04
Termination for Just Cause. If the Participant’s employment or consulting relationship is terminated by the Company for Just Cause, all Options and Restricted Shares held by the Participant will be immediately terminated and forfeited back to the Company (other than those Restricted Shares where all restrictions have lapsed and all other conditions of ownership have been satisfied), respectively.

9.05
Removal of Trustee. If a Trustee is removed from the Board for any reason, all Options and Restricted Shares held by the Trustee will be immediately terminated and forfeited back to the Company (other than those Restricted Shares where all restrictions have lapsed and all other conditions of ownership have been satisfied), respectively.

9.06
Failure to Nominate or Elect Trustee. If a Trustee is not nominated for re-election to the Board or if a nominated Trustee is not elected to the Board by the Company’s shareholders, then any such Trustee shall have thirty (30) days from the date such Trustee receives notice from the Company that he or she has not been nominated for re-election to the Board or has not been elected to the Board by the Company’s shareholders to exercise all or part of any Option which is fully vested on or before the expiration of such thirty (30) day notice period. As to Restricted Shares, the Board, in its discretion, may waive any restriction or permit any restriction to lapse.

10.	Termination, Modification and Amendment of Plan.

The Plan may be terminated, modified or amended by the Board at any time; however, (i) any modification or amendment increasing the aggregate number of Shares which may be issued under the Plan will be subject to shareholder approval, and (ii) any termination, modification or amendment of the Plan which will adversely affect or alter the terms of any then outstanding Options or Restricted Shares will be subject to the consent of the holders thereof.

11.	Trustee’s Fees.

Subject to the limitations contained in Section 4.01 of this Plan on the number of Shares which may be issued pursuant to this Plan, the Board, in its sole discretion, may permit any member of the Board to receive all or a portion of the member’s annual Board retainer fee, Board meeting fees, and Board committee fees in the form of Shares. Any member of the Board who desires to receive all or any part of such Board fees in Shares must provide the Company with written notice of the member’s election to receive payment of Board fees in this form no later than five (5) business days prior to the date of payment of such fees. If the Board agrees to pay such fees in the form of Shares, then the number of Shares with an aggregate Fair Market Value on the scheduled date(s) for payment of the annual Board retainer fee and on the date of the Board or committee meeting for which fees are payable which is equal to the aggregate amount of such Board fees shall be issued to the Board member no later than fifteen (15) days following the date of payment of such Board fees by the Company. No fractional Shares will be issued in connection with any election pursuant to this Section to receive Shares in lieu of Board fees.

12.	Miscellaneous.

12.01	Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

12.02
Successors and Assigns. The provisions of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of a Participant, any Personal Representative of a Participant and any receiver, trustee in bankruptcy or representative of the creditors of a Participant.

12.03
Tax Withholding. The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest Shares under this Plan upon the Participant’s paying the Company such amounts as the Company may request to satisfy any liability for applicable withholding taxes.

12.04	Rights of a Shareholder. Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder of the Company.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY First Real Estate Investment Trust of New Jersey
ANNUAL MEETING OF HOLDERS OF SHARES OF BENEFICIAL INTEREST - APRIL 4, 2007		For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES		☐	☐	☐
The undersigned hereby nominates and appoints Robert S. Hekemian and John A. Aiello, Esq. and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares, representing beneficial interests, of FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY standing in the name of the undersigned at the close of business on February 19, 2007, at the annual meeting of holders of shares of beneficial interest to be held at the Trust’s headquarters, 505 Main Street, Hackensack, New Jersey 07602, on April 4, 2007 at 7:30 p.m., and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated hereon.

1.     ELECTION OF TRUSTEES
for a three (3) year term:
Ronald J. Artinian and Alan L. Aufzien

INSTRUCTION: To withhold authority to vote for either nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	2. AMENDMENT TO THE EQUITY INCENTIVE PLAN TO RESERVE ADDITIONAL SHARES FOR ISSUANCE THEREUNDER:	☐	☐	☐

		For	Against	Abstain
	3. AMENDMENT TO THE EQUITY INCENTIVE PLAN TO EXTEND THE TERM THEREOF:	☐	☐	☐

4.    In their discretion upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of the nominees indicated on this Proxy and FOR each amendment to the Equity Incentive Plan. IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

Please be sure to sign and date this Proxy in the box below	Date
Shareholder sign above	Co-holder (if any) sign above)

  Ç Detach above card, sign, date and mail in postage paid envelope provided.  Ç

First Real Estate Investment Trust of New Jersey

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.